UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Portfolio of Three Hotels

On November 1, 2011, we caused one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), to enter into a series of purchase contracts for the potential purchase of three hotels. The table below describes these hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms (a)	Purchase Price
Dallas, TX	Hilton Garden Inn	Dallas Lodging, LLC	165	$ 27,300,000
Grapevine, TX	Courtyard	Grapevine Equity Partners, LLC	180	(b)
Grapevine, TX	TownePlace Suites	Grapevine Equity Partners, LLC	120	(b)
			465	$ 69,000,000
________
Notes for Table:
(a) These hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise. The Courtyard® by Marriott and TownePlace Suites®
by Marriott hotels will be an adjoining two-hotel complex that will be located on the same site.
(b) These two hotels are covered by the same purchase contract with a total purchase price of $41,700,000

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contracts. The aggregate initial deposits for the hotels listed above totaled $100,000. The initial deposits are refundable to our purchasing subsidiary if it elects to terminate one or both of the purchase contracts during the “review period”, which ends on the later of February 14, 2012 or 45 days following the date the seller obtains and notifies us that it has received a commitment for construction financing for the respective hotel. In the event our purchasing subsidiary does not elect to terminate the purchase contracts during the review period, our purchasing subsidiary is required to make additional deposits in the aggregate amount of $100,000 within three (3) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contracts after the review period but before closing, and the termination is not based on the sellers’ failure to satisfy a required condition, the escrow agent will release the deposits to the sellers. If a closing occurs under the purchase contracts, the deposits will be credited toward the purchase price. The initial deposits under the purchase contracts have been funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposits and payment of the purchase price under each of the purchase contracts also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate a purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotels as a result of its review that will cause us to terminate the agreement to purchase a hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contracts; the completion of the construction of the hotels; all third party consents having been obtained; the existing management and franchise agreements shall have been either terminated or assigned to one of our subsidiaries by the seller and as applicable new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contracts are not satisfied by the seller, our purchasing subsidiary may terminate one or both purchase contracts and receive a refund of the applicable deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any of the hotels.

Huntsville, AL Hotels

On November 1, 2011, we caused our purchasing subsidiary to enter into a purchase contract for the potential purchase of all of the ownership interests in a limited liability company, Sunbelt-I2HA, LLC, which owns two hotels under construction in Huntsville, Alabama. The two hotels are a Home2 Suites® by Hilton containing 77 guest rooms and Hampton Inn & Suites® containing 98 guest rooms which will be an adjoining two-hotel complex that will be located on the same site. The number of rooms refers to the expected number of rooms for each hotel upon completion. The total purchase price for the ownership interests in the limited liability company is $20,587,000. If a closing occurs under the purchase contract, our purchasing subsidiary will be the sole member of the limited liability company.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $2,500. This initial deposit is refundable to our purchasing subsidiary if it elects to terminate the purchase contract during the “review period”, which ends on December 1, 2011. If the purchase contract is not terminated during the review period, an additional deposit of $2,500 is due within three (3) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price. The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotels. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotels as a result of its review that will cause us to terminate the agreement to purchase the hotels.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; the completion of the construction of the hotels; all third party consents having been obtained; the existing management and franchise agreements shall have been either terminated or assigned to one of our subsidiaries by the seller and as applicable new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire the hotels.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

November 4, 2011